                                                                     EXHIBIT 1.1

                      BROOKDALE LIVING COMMUNITIES, INC.
                            (a Delaware corporation)

                                2,000,000 Shares
                                  Common Stock
                          (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT
                             ----------------------

                               December ___,1997


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.,
COWEN & COMPANY
    As Representatives of the Several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

          Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. and Cowen & Company (collectively, the "Representatives") and the underwriters listed on Schedule A attached hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 9 hereof), for whom the Representatives are acting as representatives, subject to the terms and conditions stated herein, with respect to the sale by the Company to the Underwriters, acting severally and not jointly, of 2,000,000 shares (the "Firm Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 300,000 shares of Common Stock (the "Option Shares") to cover over-allotments. The Firm Shares and the Option Shares are collectively hereinafter called the "Shares." For purposes hereof and of the representations and warranties contained herein, the operations of the Company are deemed to include the operations of the senior housing division of The Prime Group, Inc., an Illinois corporation and a stockholder of the Company ("Prime"), on and before May 7, 1997.

          Prior to the purchase and public offering of the Shares by the Underwriters, the Company and the Representatives, acting on behalf of the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing

Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-41191) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement when it becomes effective (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

          The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

          Section 1. Representations and Warranties of the Company.

     (a) The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") as follows:

          (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement, if applicable, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in Section 2(c) hereof, will comply in all material respects with the

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

requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information contained in the first, second and fourth paragraphs of the section of the Prospectus captioned "Underwriting."

          (ii) The Registration Statement has become effective or will become effective prior to execution of the Pricing Agreement and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

          (iii) Ernst & Young LLP, who have certified the financial statements and financial statement schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Other than the historical financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement. Except as reflected or disclosed in the financial statements included in the Registration Statement or otherwise set forth in the Prospectus, none of the Company or the Subsidiaries (as hereinafter defined) are subject to any material indebtedness, obligation, or liability, contingent or otherwise, known to the Company.

       (v) All of the consolidated corporations and partnerships in which the Company has a direct or indirect ownership interest are listed in Exhibit 21.1 to the Registration Statement (collectively, the "Subsidiaries"). The Company's ownership, leasehold or management interest in each of the facilities listed in the Prospectus under the caption "Business-Facilities" is owned, leased or managed by the Company directly or indirectly through one or more such wholly-owned Subsidiaries.

       (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Company and the Subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business, (B) no material casualty loss or material condemnation or other material adverse event has occurred with respect to any of the Company's facilities, (C) there have been no acquisitions or other transactions entered into by the Company or any Subsidiary that are material with respect to such entities, considered as a single enterprise, or would result in any inaccuracy in the representations contained in Section l(a)(iv) above, (D) there has been no dividend or distribution of any kind declared, paid, or made by the Company on any class of its capital stock, (E) there has been no change in the capital stock of the Company or any Subsidiary, and (F) there has been no increase in the indebtedness of the Company or any Subsidiary that is material to such entities, considered as a single enterprise.

       (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties, conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership, leasing, or management of any properties or the conduct of any other business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and the Subsidiaries considered as a single enterprise.

       (viii) Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, considered as a single enterprise. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were issued and sold in compliance with

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all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive or similar rights, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except (i) for those encumbrances disclosed in the Prospectus, (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Prospectus and (iii) for transfer restrictions under applicable federal and state securities and real estate syndication laws.

       (ix) Each Subsidiary that is a general partnership or a limited partnership (in each case, a "Partnership Subsidiary") has been duly organized and is existing as a general partnership or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of organization and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified and is in good standing (where applicable) as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, considered as a single enterprise. All outstanding partnership interests in the Partnership Subsidiaries were issued and sold in compliance with the applicable partnership or limited partnership agreements of such Partnership Subsidiaries and all applicable federal and state securities laws, and the partnership interests therein held directly or indirectly by the Company are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except (i) for those encumbrances disclosed in the Prospectus, (ii) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary disclosed in the Prospectus, (iii) to the extent provided in the applicable partnership agreements of such Partnership Subsidiaries and (iv) for transfer restrictions under applicable federal and state securities and real estate syndication laws. To the knowledge of the Company, each partnership agreement pursuant to which the Company or a Subsidiary holds a partnership interest in a Partnership Subsidiary is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such partnership or limited partnership agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

       (x) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of Common Stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus. All such

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shares of Common Stock have been or will be duly and validly authorized and issued, fully paid and non-assessable, and are not or will not be subject to preemptive or other similar rights, and have been or will be offered and sold in compliance with all applicable laws (including federal and state securities laws). No shares of capital stock of the Company are reserved for any purpose except in connection with the stock option plan of the Company as described in the Prospectus. Except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company.

       (xi) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized for issuance and sale to the Underwriters, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be duly and validly issued and fully paid and non-assessable and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. The terms of the Shares conform to all statements and descriptions related thereto contained in the Prospectus and comply with all applicable legal requirements. The Shares conform to the provisions of the Company's charter. The form of share certificate to be used to evidence the Shares is in due and proper form and complies with all applicable legal
requirements.   No preemptive right, co-sale right, tag along right,
registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated by this Agreement on the date of Closing. No further consent, approval or authorization of any stockholder, the Board of Directors of the Company, any court or governmental agency or body, or others is required for the issuance and sale or transfer of the Shares except as may be required under the federal securities laws or under any state or other securities, Blue Sky or real estate syndication laws and except as may be required to be obtained by the Underwriters. Except as disclosed in the Prospectus, there are no stockholders agreements or voting agreements with respect to the Common Stock to which the Company is a party or, except as disclosed in the Prospectus, to the knowledge of the Company, between or among any of the Company's stockholders.

       (xii) None of the Company or any Subsidiary is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, or other organizational document, as applicable. None of the Company or any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is, or at the Closing Time will be, a party or by which the Company or any Subsidiary is, or at the Closing Time will be, bound or to which any of the property or assets of the Company or any Subsidiary is, or at the Closing Time will be, subject,

                                      -6-
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except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, or business affairs of the Company and the Subsidiaries, considered as a single enterprise. For purposes of this paragraph the phrase "material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument" shall mean any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is required to be filed as an exhibit to the Company's registration statement on Form S-1 pursuant to Section 601(b) of Regulation S-K under the 1933 Act Regulations ("Regulation S-K"). Neither the Company nor any of the Subsidiaries is in material violation of any order, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over any of their respective property.

       (xiii) Except as described in the Prospectus, the Company or all Subsidiaries have operated and currently operate their business in conformity with all applicable laws, rules and regulations of each jurisdiction in which it is conducting business, except where the failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, considered as a single enterprise. The operations of the Company and its Subsidiaries with respect to any real property currently leased, owned or managed by the Company or any Subsidiary are in material compliance with all federal, state and local laws, ordinances, rules and regulations relating to occupational health and safety and the environment. The Company and each of the Subsidiaries operates its business as described in the Prospectus and has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable environmental laws and any applicable state laws to furnish assisted living services as described under the heading "Business - Services" on page 27 of the Prospectus, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to obtain any required permit would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, considered as a single enterprise; the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries. The Company and the Subsidiaries are not aware of any existing or imminent matter which could reasonably be expected to adversely impact the operations or business prospects of the Company and the Subsidiaries, considered as a single enterprise, other than as disclosed in the Prospectus.

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       (xiv)  This Agreement has been duly authorized, executed, and delivered by the Company, and, assuming due authorization, execution, and delivery hereof by the Representatives on behalf of the Underwriters, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and at the Representation Date, the Pricing Agreement will have been duly authorized, executed, and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Representatives on behalf of the Underwriters, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability of this Agreement and the Pricing Agreement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; provided further that the indemnification provisions of this Agreement may be unenforceable under general principles of equity or public policy.

       (xv) The issuance and sale of the Firm Shares and the Option Shares by the Company, the performance by the Company and the Subsidiaries of their respective obligations under this Agreement, the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, including the application of the net proceeds from the sale of the Firm Shares and the Option Shares as described in the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the acceleration of the maturity of any indebtedness under, any material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (B) result in any violation of the provisions of the charter or by-laws or other organizational documents, as the case may be, of the Company or any Subsidiary, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties, or (C) result in the loss of tax-exempt status of any tax-exempt bonds described in the Prospectus. For purposes of this paragraph the phrase "material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument" shall mean any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is required to be filed as an exhibit to the Company's registration statement on Form S-1 pursuant to Section 601(b) of Regulation S-K.

       (xvi) Except to the extent obtained prior to the Closing Time, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or any other person is required for the issue and sale of the Shares or the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement and the Pricing Agreement except the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

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

       (xvii) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, (i) are required to be set forth in the Registration Statement or (ii) if determined adversely to the Company or any Subsidiary, would individually or in the aggregate be reasonably expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, considered as a single enterprise and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

       (xviii)    The Company and the Subsidiaries have good and marketable
title in fee simple to all real property and good and marketable title to all personal property owned by them, as described in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property and do not materially adversely interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings described in the Prospectus as being held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially adversely interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

       (xix) Assuming that the agreements to which the Company or any of the Subsidiaries is a party described in the Registration Statement and Prospectus have been duly authorized, executed and delivered by all parties thereto (other than the Company or any affiliate of the Company), such agreements are valid agreements, enforceable by the Company and the Subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements.

       (xx) Except as disclosed in the Prospectus, there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on the capital stock of any Subsidiary which is a Corporate Subsidiary or the partnership interests of any Subsidiary which is a Partnership Subsidiary or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary, or (iii) to transfer any of its properties or assets to the Company or any other Subsidiary.

       (xxi) The Company and the Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with customary insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

       (xxii) Neither the Company nor any of the Subsidiaries is, or after giving effect to the issuance and sale of the Shares by the Company, will be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.

       (xxiii)    Except as disclosed in the Prospectus, no holder of any
securities of the Company has any rights to require the Company to register any securities of the Company under the 1933 Act.

       (xxiv) Other than this Agreement and the Pricing Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with the sale of the Shares.

       (xxv) The Shares have been authorized for inclusion in the Nasdaq National Market System, subject to official notice of issuance.

       (xxvi)     The Company has filed a registration statement pursuant to
Section 12(g) of the Exchange Act to register the Common Stock.

       (xxvii)    Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K.

       (xxiii)    The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (xxix) Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gift, entertainment or other unlawful expenses related to foreign or domestic political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; failed to disclose fully any contribution in violation of law; violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence, kick-back or other unlawful payment.

       (xxx) No statement, representation, warranty or covenant made by the Company in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

       (xxxi) Neither the Company nor any of its directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or designed to cause or result in or that has constituted or reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

       (xxxii)    Neither the execution, delivery or performance of the
transactions contemplated by the Formation (as defined in the Company's prospectus dated May 1, 1997) nor the consummation of the transactions contemplated thereby nor the acquisition and/or net lease of The Gables at Farmington, The Classic at West Palm Beach or The Brendenwood Retirement Community] (collectively, the "Acquisitions") (i) required any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official which was not obtained or filed, (ii) conflicted with or constituted a default under, the charter or by-laws, or other organizational documents, of the Company or any of the Subsidiaries, (iii) except as disclosed in the Prospectus, conflicted with or constituted a breach of or default under, any material agreement, indenture, lease, or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violated any statute, law, regulation or filing of judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of the respective properties, or resulted in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which the Company or any of the Subsidiaries may be bound or to which any of the property or assets of any of them is subject, in each case described in clauses (i), (ii) and (iii) of this paragraph which, individually or in the aggregate, would result in a material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries, considered as a single enterprise.

       (xxxv) The Company estimates that approximately 99.6% of its revenue has been derived from private pay sources.

  Section 2.      Sale and Delivery to Underwriters; Closing; Reservation of
                     Shares.

  2(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters the 2,000,000 Firm Shares in the aggregate, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof.

  If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the public offering price and the purchase price per share to be paid by the Underwriters for the Shares have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus reflecting such information will be filed before the Registration Statement becomes effective.

  If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the Underwriters for the Shares shall be an amount equal to the public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Company. The public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party hereunder other than pursuant to Section 6 hereof, unless otherwise agreed to by the Company and the Representative.

  2(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 300,000 shares of Common Stock, as Option Shares, at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date hereof (or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, 30 days after the Representation Date) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as hereinafter defined) unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Firm Share underwriting obligations as set forth in Schedule A hereto (except as may be otherwise provided in the Pricing Agreement).

  2(c) Payment of the purchase price for and delivery of certificates for the Firm Shares (the "Closing") shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., Washington, D.C. time, on the third business day following the date the Registration Statement becomes effective if the sale of the Shares is priced before 4:30 p.m. Eastern time or on the fourth business day following the date the Registration Statement becomes effective if the sale of the Shares is priced after 4:30 p.m. Eastern time (or, if the Company has elected to rely upon Rule 430A, the third business day after the Representation Date (or the fourth business day after the Representation Date if the sale of the Shares is priced after 4:30 p.m. Eastern time)), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and the delivery of such Option Shares shall be made at the above-mentioned offices of Friedman, Billings, Ramsey & Co., Inc., or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company or, at the election of the Company made at the time of execution of this Agreement, in same day funds, provided that the Company reimburses the Underwriters for the additional cost of same day funds, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by the Underwriters. The certificates for the Firm Shares and the Option Shares shall be in such authorized denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time or each Option Closing Date, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. Friedman, Billings, Ramsey & Co., Inc., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Firm Shares and the Option Shares will be made available for examination and packaging by the Underwriters not later than 10:00 a.m., Washington,

D.C. time, on the last business day prior to Closing Time or each Option Closing Date, as the case may be.

  Section 3.      Covenants of the Company. The Company covenants with each
                     Underwriter as follows:

       (i) The Company will (i) prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the 1933 Act Regulations; (ii) advise the Representatives, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed; (iii) advise the Representatives, promptly after it receives notice thereof, of (A) the receipt of any comments from the Commission, (B) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, (C) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (D) the initiation or threatening of any proceeding for any such purpose, or (E) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; (iv) advise the Representatives promptly of the occurrence of any event, during such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make any statement of a material fact therein not misleading; and, (v) in the event of the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

       (ii) The Company will (i) give the Representatives notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Shares that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), (ii) furnish the Underwriters with copies of any such amendments or supplements a reasonable time prior to the proposed filing or use thereof, and (iii) not file any such amendment or any supplement or use any such prospectus to which the Representatives shall reasonably object promptly after reasonable notice thereof.

       (iii) Promptly from time to time, the Company will take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

       (iv) The Company will furnish each Underwriter with copies of the Prospectus in such quantities as such Underwriter may from time to time reasonably request. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1933 Act Regulations, the Company will notify the Representatives and upon the Representatives' request will prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. In case that the Underwriters are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters' request but at the Underwriters' expense, the Company will prepare and deliver to the Underwriters as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with
Section 10(a)(3) of the 1933 Act.

       (v) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

       (vi) The Company will furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

       (vii) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to its stockholders, and deliver to the Representatives, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or quotation system on which any class of securities of the Company is listed.

       (viii) The Company will not invest, reinvest or otherwise use the proceeds received by the Company from the sale of the Firm Shares or Option Shares in such a manner, or take any action or omit to take any action, that would cause the Company to become an "investment company" as that term is defined in the Investment Company Act.

       (ix) The Company will use the net proceeds of the sale of the Firm Shares and Option Shares for the purposes described in the Prospectus under "Use of Proceeds."

       (x) The Company will take all action to ensure that the Common Stock continues to be listed on the Nasdaq National Market or any national securities exchange.

       (xi) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not
(A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) for a period of 90 days following the Representation Date: (i) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares, or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

       (xii) During the period from the date of the Pricing Agreement until ninety (90) days after the Closing Time, the Company will not, without the prior written consent of Friedman, Billings, Ramsey & Co., directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or shares of Common Stock or any other security convertible into or exchangeable into or exercisable for Common Stock, other than (i) in accordance with this Agreement, (ii) in connection with the Company's stock option plan described in the Prospectus, or (iii) as otherwise contemplated in the Prospectus.

       (xiii) The Company shall use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Time and to satisfy all conditions precedent on the Company's part to the delivery of the Shares.

  Section 4. Payments of Fees and Expenses. The Company covenants and agrees with the Underwriters that (a) the Company will pay or cause to be paid the following: (i) expenses incurred in connection with the printing and filing of the Registration Statement as originally filed and of each amendment thereto,
(ii) expenses incurred in connection with the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iii) the fees and other charges of the Company's counsel and accountants, (iv) expenses incurred in connection with the qualification of the Shares under securities laws, including filing fees and the reasonable fees and other charges of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum, (v) expenses incurred in connection with the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vi) expenses incurred in connection with the printing and delivery to the Underwriters of copies of the Blue Sky Memorandum; (vii) the fee of the NASD, including the reasonable fees and other charges of counsel for the Underwriters in connection with the NASD's review of the terms of the proposed public offering of the Shares and (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq National Market, including filing and listing fees

  Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Closing Time and each Option Closing Date, shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Time and such Option Closing Date, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

  5(a) The Registration Statement shall have become effective not later than 5:30 p.m. Eastern time on the first business day following the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

  5(b) Winston & Strawn, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Time and such Option Closing Date, in form and substance satisfactory to the Representatives, to the effect that (except that the opinion set forth in paragraph 5(b)(xi), with respect to the tax-exempt bonds relating to the Hawthorn Lakes facility, may be given by Ballard, Spahr, Andrews & Ingersoll, special bond counsel for the Company):

       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

       (ii) Each of the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

       (iii) Each Limited Partnership Subsidiary has been formed and is validly existing under the laws of its jurisdiction of formation and has the limited partnership power and authority to own its properties and conduct its business as described in the Prospectus.

       (iv) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; all of the issued shares of capital stock of the Company as described in the Prospectus have been duly and validly authorized and issued and are fully paid and nonassessable; and the terms of such shares of capital stock conform in all material respects to all statements and descriptions related thereto contained in the Prospectus and comply with all applicable legal requirements.

       (v) The Company and each of the Subsidiaries has been duly qualified as a foreign corporation, limited partnership, or otherwise, as appropriate, for the transaction of business and is in good standing (to the extent applicable) under the laws of each other jurisdiction specified in such opinion (which shall include each jurisdiction in which the Company or any Subsidiary owns, leases, or manages properties, or conducts any other business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company and governmental authorities).

       (vi) All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and are directly or indirectly owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature known to such counsel.

       (vii) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings, domestic or foreign, pending to which the Company, any Subsidiary or any officer or director of the Company or any subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which are required to be disclosed in the Prospectus; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

       (viii) This Agreement has been duly authorized, executed and delivered by the Company. The Pricing Agreement has been duly authorized, executed and delivered by the Company.

       (ix) The issuance and sale of the Shares being delivered at the Closing Time and such Option Closing Date by the Company, the performance by the Company of its obligations under this Agreement and the Pricing Agreement, and the consummation by the Company and the Subsidiaries, as applicable, of the transactions herein and therein contemplated, including the application of the net proceeds from the sale of the Shares as described in the Prospectus will not
(A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the acceleration of the maturity of any indebtedness under, any material indenture, mortgage, deed of trust or loan agreement known to such counsel or other material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject or (B) result in any violation of the provisions of the certificate of incorporation or by-laws, certificate of limited partnership, partnership agreement or other organizational documents, as the case may be, of the Company or any Subsidiary, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties.

       (x) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized for issuance and sale to the Underwriters, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be duly and validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to any preemptive or similar rights. The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus and comply with all applicable legal requirements. The Shares conform to the provisions of the Company's charter. The form of share certificate to be used to evidence the Shares is in due and proper form and complies with all applicable legal requirements.

       (xi) The issuance and sale of the Shares being delivered at such Closing Time or Option Closing Date by the Company, the performance by the Company of its obligations under this Agreement and the Pricing Agreement, and the consummation by the Company and the Subsidiaries, as applicable, of the transactions herein and therein contemplated, including the application of the proceeds from the sale of the Shares as described in the Prospectus will not adversely affect the exclusion from gross income for federal tax purposes of the interest on the bonds designated "tax-exempt bonds" in the Prospectus.

       (xii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or other person is required for the issuance and sale of the Shares by the Company or the performance by the Company of its obligations under this Agreement and the Pricing Agreement, and the consummation by the Company and the Subsidiaries, as applicable, of the transactions herein and therein contemplated, except the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as have been obtained prior to the Closing Time or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

       (xiii) The statements made under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation - Overview," "Business - Facilities," "Business - Hospital and Health Care Network Affiliations," "Business - Acquisitions, Leases and Development," "Business -Government Regulation," "Management - Compensation of Directors; Indemnification Agreements," "Management--Stock Incentive Plan," "Management-Employment Agreements", "Certain Transactions," "Description of Capital Stock," and "Shares Eligible for Future Sale," in the Prospectus and Items 14 and 15 of
Part II of the Registration Statement, to the extent such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects and fairly present the information required to be shown (it being understood that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Registration Statement or Prospectus).

       (xiv) The Company is not, and (assuming the application by the Company of the net proceeds of the issue and sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds") after giving effect to the issuance and sale of the Shares by the Company will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

       (xv) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that (a) such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical, and accounting data included in the Registration Statement or the Prospectus, and
(b) such counsel need express no opinion or assurance as to the accuracy, completeness or fairness of the statements contained in the Registration Statement, except to the extent set forth in paragraph 5(b)(xiii) and the paragraph immediately following paragraph 5(b)(xix).

       (xvi) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable environmental laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus except where the failure to obtain any required permit would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, considered as a single enterprise; to such counsel's knowledge after due inquiry, the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries. Without limiting the foregoing, each of the Company's facilities currently holds (or has pending a renewal application for) the appropriate permit authorizing such facility to furnish services as described under the heading "Business - Services" on page 27 of the Prospectus.

       (xvii) To the knowledge of such counsel, there are no contracts or documents of a character that are required to be described in the Prospectus or filed as exhibits to or incorporated by reference into the Registration Statement by the 1933 Act or the 1933 Act Regulations that have not been so described or filed.

       (xviii)    The Formation (as such term is defined in the Company's
prospectus dated May 1, 1997) and the Acquisitions and each of the documents and agreements executed and delivered by the Company, the Subsidiaries and Prime in connection with the Formation and the Acquisitions have been duly authorized, executed and delivered by the parties thereto, are the valid and binding agreements of the parties thereto enforceable by the Company in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity).

  In giving its opinion required by this Section 5(b), such counsel shall additionally state that, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except to the extent set forth in paragraph (xiii) above), no facts have come to the attention of such counsel that cause such counsel to believe that (A) the Registration Statement or any further amendment thereto at the time it became effective under the 1933 Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the 1933 Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical, and accounting data included in the Registration Statement or the Prospectus) or that (B) the Prospectus or any further amendment or supplement thereto on the date it was filed pursuant to the 1933 Act Regulations and as of the Closing Time or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical, and accounting data included in the Registration Statement or the Prospectus).

  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the United States, the general corporate law of Illinois and the general corporate law of Delaware.

  5(c) Alston & Bird LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Closing Time and the Option Closing Date, as the case may be, with respect to the incorporation of the Company, this Agreement, the Pricing Agreement, the validity of the Shares being delivered at the Closing Time and such Option Closing Date, as the case may be, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

  5(d) At the time of the execution of this Agreement and on the effective date of any post-effective amendment to the Registration Statement and also at the Closing Time and each Option Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto and, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures specified in paragraph (v) of Annex I with respect to certain amounts, percentages, and financial information specified by the Representatives and deemed to be part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such paragraph (v).

  5(e) The Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. Neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  5(f) No action, suit, or proceeding at law or in equity shall be pending or, to the knowledge of the Company, be threatened against the Company or any Subsidiary, that would be required to be described in the Prospectus other than as described therein.

  5(g) (A) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations, whether or not arising in the ordinary course of business or (ii) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (B) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or
(B), is in the Representatives' judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time or such Option Closing Date on the terms and in the manner contemplated in the Prospectus.

  5(h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation of trading in securities generally on either the Nasdaq National Market or any national stock exchange;
(ii) a general moratorium on commercial banking activities declared by either Federal or District of Columbia authorities; or (iii) the outbreak or material escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war or any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets, if the effect of any such event specified in this clause (iii), in the Representatives' judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time or such Option Closing Date on the terms and in the manner contemplated by the Prospectus.

  5(i) The Shares to be sold by the Company at the Closing Time and such Option Closing Date shall have been duly authorized for inclusion on the Nasdaq National Market.

  5(j) The Company shall have furnished or caused to be furnished to the Representatives at the Closing Time and such Option Closing Date certificates of officers of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Time and Option Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Time and Option Closing Date, as to the matters set forth in subsections (a) and
(e) through (g) of this Section and as to such other matters as the Representatives may reasonably request.

  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof.

  Section 6.      Indemnification.

  6(a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, or liabilities to which any Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters and such controlling persons for any legal or other expenses reasonably incurred by the Underwriters or such controlling persons in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the first, second or fourth paragraph under the caption "Underwriting" in the Prospectus and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Underwriters (or any person controlling the Underwriters) if the person asserting any such loss, claim, damage or liability did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as supplemented).

  6(b) Each Underwriter severally agrees to indemnify and hold harmless the Company and each of the Company's directors, each officer of the Company who signed the Registration Statement and each other person who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities to which the Company or each such other person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the first, second or fourth paragraph under the caption "Underwriting" in the Prospectus, and will reimburse the Company or each such other person for any legal or other expenses reasonably incurred by the Company or such other person in connection with investigating or defending any such action or claim as such expenses are incurred.

  6(c) Promptly after receipt by an indemnified party under subsection 6(a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless such indemnified party reasonably objects to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified party and an indemnifying party and such indemnified party reasonably believes that there may be legal defenses available to it that are different from or in addition to those available to such indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances.

  6(d) If the indemnification provided for in this Section 6 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection 6(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 6(d) are several in proportion to the respective number of shares purchased by each of the Underwriters hereunder and not joint.

  6(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the 1933 Act.

  6(f) The provisions of this Section 6 shall supersede the indemnification provisions included in the letter agreement dated [November 26, 1997] between Friedman, Billings, Ramsey & Co., Inc., on the one hand, and the Company, on the other hand (the "Engagement Letter"), insofar, but only insofar, as such indemnification provisions relate to any such loss, claim, damage or liability that arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto. In all other respects, the provisions of the Engagement Letter shall remain in full force and effect.

  Section 7. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement and the Pricing Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

  Section 8. Termination of Agreement. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, pursuant to Section 5.

  Section 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

  (a) if the number of Defaulted Shares does not exceed ten percent (10%) of the Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

  (b) if the number of Defaulted Shares exceeds ten percent (10%) of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

  No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

  In the event of any such default which does not result in a termination of this Agreement, the Representatives and the Company each shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

  Section 10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Eric Billings (fax no. 703-312-9501); if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Mark J. Schulte (fax no. 312-917-0460), with a copy to Robert J. Rudnik, Esq. (fax no. 312-977-3701). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

  Section 11. Parties. This Agreement and the Pricing Agreement shall be binding upon, and inure solely to the benefit of, (i) the Underwriters and the Company and (ii) to the extent provided in Sections 6 and 7 hereof, the officers and directors of the Company and the Underwriters and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement.
No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely by reason of such purchase.

  Section 12. Time of Essence. Time shall be of the essence of this Agreement and the Pricing Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

  Section 13. Choice of Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois (without regard to conflict of laws provisions thereof).

  Section 14. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and, upon such acceptance hereof by the Representatives, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

                              Very truly yours,

                              BROOKDALE LIVING COMMUNITIES, INC.


                              By:________________________
                                  Name:
                                  Title:



CONFIRMED AND ACCEPTED,
as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
COWEN & COMPANY
  As Representatives of the
  Several Underwriters listed
  on Schedule A attached hereto

By:  Friedman, Billings, Ramsey & Co., Inc.

By:_________________________
   Name:____________________
   Title:_____________________

                                   SCHEDULE A


                                                               Number of
                                                               Firm Shares
Underwriter                                                    to be Purchased

Friedman, Billings, Ramsey & Co., Inc.
Cowen & Company

                                    ANNEX I

  Pursuant to Section 5(d) of the Underwriting Agreement, the accountants shall furnish letters to the Representatives to the effect that:

       (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations thereunder;

       (ii) In their opinion, the financial statements and any supplemental financial information and schedules audited (and, if applicable, and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

       (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years for such fiscal years;

       (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

          (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

          (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or other items specified by the Underwriters or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (E) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

       (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                   EXHIBIT A

                      BROOKDALE LIVING COMMUNITIES, INC.
                           (a Delaware corporation)

                                2,000,000 Shares
                                  Common Sock
                          (Par value $0.01 Per Share)

                               PRICING AGREEMENT

                               December __, 1997

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
COWEN & COMPANY
  As Representatives of the Several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

  Reference is made to the Underwriting Agreement, dated December __, 1997 (the "Underwriting Agreement"), relating to the purchase by Friedman, Billings, Ramsey & Co., Inc. and those underwriters listed on Schedule A thereto (collectively, the "Underwriters") of the Firm Shares and Option Shares (as each such term is defined in the Underwriting Agreement (collectively, the "Shares")), of Brookdale Living Communities, Inc. (the "Company").

  Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

  1. The public offering price per share for the Shares determined as provided in such Section 2, shall be $______________.

  2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $_______, being an amount equal to the public offering price set forth above less $________ per share.

  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              BROOKDALE LIVING COMMUNITIES, INC.


                              By:________________________
                                  Name:
                                  Title:



CONFIRMED AND ACCEPTED,
as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
COWEN & COMPANY
  As Representatives of the
  Several Underwriters listed
  on Schedule A attached hereto

By:  Friedman, Billings, Ramsey & Co., Inc.


By:__________________________
   Name:
   Title: